As filed with the Securities and Exchange Commission on November 14, 2002

                                        Registration No. 333-85682

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                        -----------------------------
                                  FORM S-3/A
                               Amendment Three to
                        Registration Statement Under
                         THE SECURITIES ACT OF 1933
                        -----------------------------


                              RENTECH, INC.
           (Exact name of Registrant as specified in charter)

              Colorado                                       84-0957421
(State or other jurisdiction of                        (I.R.S. Employer
 Incorporation or organization)                     Identification No.)

                          1331 17th Street, Suite 720
                             Denver, Colorado 80202
                                (303) 298-8008

(Address and telephone number of registrant's principal executive offices)

                          -------------------------

                             Dennis L. Yakobson
                     President and Chief Executive Officer
                                Rentech, Inc.
                           1331 17th St. Suite 720
                           Denver, Colorado  80202
                               (303) 298-8008
          (Name, address and telephone number of agent for service)


                  Copies of all communications and notices to:

                            Loren L. Mall, Esq.
                           Brega & Winters P.C.
                      1700 Lincoln Street, Suite 2222
                          Denver, Colorado  80203
                             Tel: (303) 866-9404

                             --------------------


       Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check
the following box.  [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [   ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date or dates as the Commission, acting pursuant to said
Section 8(a), may determine.


                      CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title and                          Proposed     Proposed
Class of                           Maximum      Maximum
Securities        Amount           Offering     Aggregate      Amount of
to be             to be            Price Per    Offering       Registration
Registered        Registered(1)    Unit(2)      Price          Fee
------------      -------------    ---------    -----------    ------------
Common Stock      2,926,500        $0.56        $1,638,840     $150.77

Common Stock
  Underlying
  Warrants          975,500        $0.56        $  546,280     $ 50.26
Common Stock
  Underlying
  Stock Options     300,000        $0.56        $  168,000     $ 15.46

Common Stock
  Underlying
  Convertible
  Promissory
  Notes           4,470,986        $0.56        $2,503,752     $230.36

Total             8,672,986        $0.56        $4,856,872     $446.85
------------------------------------------------------------------------------

<F1>  Subject to adjustment pursuant to the anti-dilution provisions of the securities being registered on this Form, as allowed by Rule 416.
<F2>  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on average of the high and low sales prices quoted on AMEX on November 14, 2002, within five days of the filing date.


                 Subject to Completion, Dated November 14, 2002

P R O S P E C T U S

                                  [design]
                                RENTECH, INC.

                               8,672,986 Shares
                                 Common Stock

     The shareholders of Rentech, Inc. named in this prospectus are offering and selling up to 8,672,986 shares of Rentech(s common stock. They own 2,226,500 of these shares. They may acquire, in total, some or all of the remaining 6,446,486 shares by exercising warrants, stock options or convertible promissory notes that we have issued separately to the individuals and entities who are the selling shareholders. The selling shareholders obtained their shares and other securities through private placements we made to them.

     We will receive none of the proceeds from the sale of shares of common stock by the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of registration of the shares in this prospectus.

    The selling shareholders may offer their shares through public or private transactions, on or off The American Stock Exchange at prevailing market prices or at privately negotiated prices. They may make sales directly to purchasers or to or through brokers, agents, dealers or underwriters. The selling shareholders will bear all commissions and other compensation paid to brokers in connection with the sale of their shares.

     Our shares are traded on The American Stock Exchange under the symbol (RTK.( On November 11, 2002, the closing sale price of shares of our common stock was $.56 per share.

                       ------------------

     Investing in our common stock involves risks that are described in the (Risk Factors( beginning on page 3 of this prospectus.

                       ------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved our common stock or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is               , 2002

                              TABLE OF CONTENTS

                                                                    Page
Prospectus Summary . .. . . . . . . . . . . . . . . . . . . . . .    2
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   12
Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . .   12
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . .   14
Description of Common Stock and Preferred Stock . . . . . . . . .   15
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Where You Can Find More Information . . . . . . . . . . . . . . .   17
Incorporation of Certain Documents By Reference . . . . . . . . .   18

                            PROSPECTUS SUMMARY

     This summary provides important information about our business and the offering. We encourage you to read the entire prospectus and the more detailed information in the documents incorporated by reference.

                              About Rentech

     Rentech is an energy technology company engaged in the gas-to-liquids (GTL) business. We have developed and own GTL technology which we license to members of the energy industry. Our GTL technology is useful for converting synthesis gases derived from carbon-bearing materials, either natural gas or liquids or solids, into synthetic liquid hydrocarbons. The products include clean-burning diesel fuel, naphthas used for making gasoline and certain petrochemicals, and specialty products such as petroleum waxes, petrochemical feedstocks, and synthetic lubricant base oil.

         We own interests in several subsidiaries. Okon Inc. manufactures and sells water-based wood and concrete stains, sealers and concrete block pluggers. These products are biodegradable and environmentally clean. Petroleum Mud Logging provides well logging services to the oil and gas industry. REN Corporation, which is 56% owned by us, develops and sells computer-controlled industrial automation systems, on a custom order basis, to manufacturers for their use in producing their products. We also own minority interests in a holding company, with INICA, Inc., that owns leading edge technologies. These advanced technologies include photovoltaic solar electric power panels and lithium batteries based on thin-film technology.


                            About the Offering

     This is an offering of the common stock of Rentech, Inc. by the shareholders identified in this prospectus as Selling Shareholders. They are offering for sale up to 8,672,986 shares owned by them which they acquired from us in private placements. Shares of Rentech are traded on The American Stock Exchange under the symbol "RTK"." We anticipate that the Selling Shareholders will offer the shares covered by this prospectus in that market at the market prices prevailing when the shares are offered for sale. As of October 21, 2002, 72,090,667 shares of Rentech were issued and outstanding.


                            Other Information

     We are a Colorado corporation. Our principal executive offices are located at 1331 17th Street, Suite 720, Denver, Colorado 80202. Our
telephone number is (303) 298-8008. Our Internet address is www.rentechinc.com. The contents of our website are not a part of this prospectus.


                               RISK FACTORS

Lack of Profitable Operations and History of Losses. We have a history of operating losses and have never operated at a profit. From our inception on December 18, 1981, through June 30, 2002, we have incurred losses in the amount of $29,667,970. For the nine months ended June 30, 2002, we recognized a net loss of $4,233,874 applicable to common shareholders. If we do not operate at a profit in the future, we may be unable to continue our operations at the present level. Ultimately, our ability to maintain our present level of business will depend upon earning a profit from operation of the Rentech GTL Technology. Our ability to do so has not been demonstrated.

Working Capital. Our working capital is primarily used for operations, investing activities and payments on long-term debt. At June 30, 2002, we had working capital of $1,762,294. If we are not able to maintain or improve our working capital position, we may not be able to implement our plan to commercialize the Rentech GTL Technology or to maintain our operations at the current level. We believe that our working capital, projected revenues from operations and potential additional equity financing will be adequate for operations at the current level through June 30, 2003.

Need for Additional Financing. To raise capital, we have previously issued shares of our common stock, as well as options and warrants to purchase additional shares of common stock. See the previous section called Recent Developments. We have expended and will continue to expend substantial funds to research and develop our technologies, especially the Rentech GTL
 Technology, and to invest in gas-to-liquids projects. We intend to seek additional debt and equity financing in the capital markets. There can be no assurance that additional financing, when required, will be available or on terms acceptable to us. If adequate funds are not available, we may be required to delay or to eliminate expenditures for some capital projects or to license to third parties the rights to commercialize additional products or technologies that we would otherwise seek to develop ourselves. We may also obtain additional funds through equity and debt project financing and collaborative or other arrangements with joint venture partners and others. If additional funds are raised by issuing equity securities, further dilution to investors may occur. The board of directors of the Company is currently empowered, without stockholder approval, to issue and has issued preferred stock with dividend, liquidation, conversion, voting and other rights that could adversely affect the voting power, equity ownership and other rights of the holders of Rentech(s common stock.

Successful Operation of Plants Using Rentech GTL Technology Not Assured.
 The successful use of Rentech GTL Technology largely depends upon our ability and that of our licensees to design, construct and operate plants using the technology on a commercial scale. Successful commercial use of plants using our technology depends upon a number of factors. These include, among others, constructing plants that are properly designed by the user for the chemical composition of the feedstock obtained for the plant; the amount and quantity of the feedstock; the availability and cost of construction financing; mechanical adequacy of the plant equipment and machinery, whether related or unrelated to the Rentech GTL Technology; costs no higher than expected to separate the catalyst from waxes produced in the gas conversion process; availability and adequacy of roads, utilities, worker housing and other infrastructure, as required, at the plant site; the plant operator(s management and skills; operating circumstances; and other conditions that we may not anticipate or control.


Economic Use of Rentech GTL Technology Not Assured. Our ability to benefit from the Rentech GTL Technology depends upon economic operation of plants that use the technology on a commercial scale. Whether our technology can be profitably operated depends upon several factors. These include adequate quantities of low-cost feedstock, the availability and cost of construction financing, the economic efficiency of the technology, and market demand for the end products at profitable prices. Those qualifies, especially the economic performance of the technology, have not been established in a commercial-scale plant. Poor economic results at plants using Rentech GTL Technology would adversely impact our operating results and financial condition by depressing or eliminating our potential income from the technology.

Lack of Adequate Capital to Exploit Rentech GTL Technology. The capital cost of gas conversion plants and natural gas fields or other sources of feedstock that would use Rentech GTL Technology requires more capital than is available to us or to many of our potential licensees. These limitations have slowed and will continue to delay use of the technology and resulting revenues to us. Significant delays may occur before we realize substantial revenues, if any, from operating plants.

Success of the Rentech GTL Technology Depends Upon Licensees. We do not have adequate capital to finance, construct and operate our own commercial plants. Successful use of the Rentech GTL Technology therefore depends upon obtaining financing through joint ventures or use by licensees with adequate financing. We will receive royalties and other revenues from operations only from plants that operate successfully and economically. Under the license agreements that we offer, our licensees are responsible for obtaining sources of feedstock, conducting feasibility studies, recruiting personnel who are skilled in conversion plants, obtaining governmental approvals and permits, obtaining sufficient financing on favorable terms for the large capital expenditures required; possibly constructing infrastructure if not otherwise available at the plant site; designing, constructing and operating the plant; marketing the products; and performing other significant tasks. The ability of any licensee to accomplish these requirements, and the efforts, resources and timing schedules to be applied by a licensee, will be controlled by it. If licensees do not proceed with plants using the Rentech GTL Technology or do not successfully operate plants, we would not benefit from the technology.

Competitiveness of the Rentech GTL Technology Not Assured. The development of gas-to-liquids technology is highly competitive. The Rentech GTL Technology is based on Fischer-Tropsch processes that have been used by several others in synthetic fuel projects during the past 60 years. Historic experience has indicated that most of these applications of the established processes were not an economic means to create synthetic fuels. Because of increasing worldwide demand for fuels and other products of the gas-to-liquids technology, as well as the large quantities of carbon bearing gas, liquid and solid materials available as feedstock, there are economic incentives to develop and achieve significant market penetration for successful Fischer-Tropsch technology. Several major integrated oil companies, as well as several smaller companies, have developed or are developing competing technologies. Each of these companies, especially the major oil companies, have significantly more financial and other resources than we do to spend on developing, promoting and using their technology. The U.S. Department of Energy has also sponsored a number of research programs in Fischer-Tropsch technology, some of which might potentially lower the cost of processes that compete with the Rentech GTL Technology. There are no assurances that these companies, the Department of Energy, or others will not develop technologies that will be more commercially successful or better accepted in the industry than our technology or that will render it obsolete.

No Assurance of Industry Acceptance of Technologies. As is typical in the case of new and rapidly evolving technologies, including the Rentech GTL Technology and the advanced technologies in which we have an interest, demand and industry acceptance are subject to high levels of uncertainty.
  If the applicable industries fail to accept any of these technologies, especially the Rentech GTL Technology, whether due to unsuccessful use or their novelty, or for other reasons, or acceptance develops more slowly than expected, our business, operating results and financial condition will be materially adversely affected.


Operating Hazards of Plants Using the Rentech TL Technology. Plants that use the Rentech GTL Technology process carbon-bearing materials, including natural gas, into synthesis gas. Some plants will require the use of oxygen producing systems to convert the feedstock into synthesis gas. These gases, especially oxygen, are highly flammable and explosive. Severe personal injuries and material property damage may result. If such accidents did occur, we could have substantial liabilities and costs. We are not insured for these risks. Furthermore, accidents of this type would likely adversely affect operation of existing as well as proposed plants by increasing costs for safety features. Widespread market acceptance of the Rentech GTL Technology could be delayed by this situation.

Dependence Upon Key Personnel. Our success in implementing our business plan is substantially dependent upon the contributions of our executive officers and key employees. The individuals include Dr. Charles B. Benham, Dr. Mark S. Bohn, and Dennis L. Yakobson, each of whom has jointly and individually invented various aspects of the Rentech GTL Technology. At this stage of our development, economic success of the Rentech GTL Technology depends upon several factors, including design of conversion plants and their startup to achieve optimal plant operations. That effort requires knowledge, skills, and relationships unique to our key personnel. Moreover, to successfully compete, we will be required to engage in continuous research and development regarding processes, products, markets and costs. Loss of the services of the executive officers or other key employees could have a material adverse effect on our business, operating results and financial condition. We do not have key man life insurance.

No Assurance of Success of Our Investments In Other Companies. The likelihood of success of our minority ownership interests in other companies engaged in advanced technologies unrelated to our core business of GTL is uncertain. This is due to the problems, expenses, difficulties, complications and delays their complex technologies pose as they start their businesses. We have no control over these developments. We have no history of operations in these lines of business upon which to evaluate prospects for future operating or financial success in these lines. If they are unsuccessful, we could lose our investments.

Risk of Technological and Regulatory Change. The markets for our services and products are characterized by rapidly changing competition, new legislation and regulations, and evolving industry standards. If our competitors introduce new technology, or new legislation or regulations are adopted, or new industry standards emerge, our technologies and products could become obsolete and unmarketable. If we do not anticipate these changes and successfully develop and introduce improvements on a timely basis, we could lose some or all of our customers. That would eliminate or reduce our revenues from the technology that is affected.

Limitations on Protection of Intellectual Property. We rely on a combination of patent, trade secret, copyright and trademark law, nondisclosure agreements and technical security measures to protect our intellectual property rights in our various lines of business. Our patents provide us exclusive rights to exploit our gas-to-liquids process, but the technology could be infringed by others. Our trade secrets for the formulas for our Okon sealers and for our computer software programs used for our GTL process, our oil and gas well field services, and our automated industrial test equipment, could become public. If a trade secret is acquired by a competitor, our competitive position would be harmed and our revenues from that line of business could be substantially reduced.

Fluctuations in Quarterly and Annual Results. We have in the past, and expect in the future, to experience significant fluctuations in quarterly and annual operating results caused by the unpredictability of many factors. These variations may include differences in actual results of operations from results expected by financial analysts and investors, the demand for licenses of the Rentech GTL Technology, timing of construction and completion of plants using our technology, success in operating plants, receipt of license fees and engineering fees and royalties, improvements or enhancements of gas-to-liquids technology by us and our competitors, economic use of our technology in commercial plants, changes in oil and gas market prices, the impact of competition by other technologies and energy sources, and general economic conditions. We believe that period-to-period comparisons of our results of operations may not necessarily be meaningful and should not be relied upon as indications of future performance. Some or all of these factors may cause our operating results in future fiscal quarters and years to be below the expectations of public market analysts and investors. In this event, the price of our common stock is likely to be materially adversely affected. If so, investors in our common stock who purchased at higher prices would be unable to sell the stock except at a loss.

Deterrence of Tender Offers by Fair Price Provisions.  Our Articles of
 Incorporation include provisions that may make it more difficult for a third party to acquire control of our Company. These provisions include grouping of the board of directors into three classes with staggered terms; a requirement that directors may be removed without cause only with the approval of the holders of 66-2/3% of the outstanding voting power of our capital stock; and a requirement that the holders of not less than

 66-2/3% of the voting power of our outstanding capital stock approve certain business combinations of the Company with any holder of more than 10% of the voting power or an affiliate of any such holder unless the transaction is either approved by at least a majority of the uninterested and unaffiliated members of the board of directors or unless certain minimum price and procedural requirements are met. We also have a shareholder rights plan that authorizes issuance to existing shareholders of substantial numbers of preferred share rights or shares of common stock in the event a third party seeks to acquire control of a substantial block of our common stock. These provisions could deter a third party from tendering for the purchase of some or all of our stock and could have the effect of entrenching management.

                            ABOUT THIS PROSPECTUS

     This prospectus may be used by our shareholders identified under the heading "SELLING SHAREHOLDERS" with their sale of shares of common stock which they own or acquire from us by the exercise of convertible promissory notes. The Selling Shareholders or their transferees may also sell their shares of common stock by complying with Rule 144 or Rule 144A adopted by the Securities and Exchange Commission (SEC) under the Securities Act of 1933 if the requirements of those rules have been satisfied.

     The Selling Shareholders will receive all of the proceeds from their sales of common stock. We will not receive any proceeds from sales of shares made by them. We would receive proceeds from any exercise of the stock options and warrants that some Selling Shareholders hold.

     This prospectus provides you with a general description of our Company and of our common stock. You should carefully read this prospectus and the documents referred to in this prospectus under the heading "WHERE YOU CAN FIND MORE INFORMATION."

     You should rely only on the information provided in this prospectus or incorporated into this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate after the date of this prospectus.

            NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including information incorporated by reference in it, contains forward looking statements, within the meaning of federal securities laws, about the financial condition, results of operations, plans, objectives, future performance and business of Rentech and its subsidiaries. Forward-looking statements are based on our management's beliefs, assumptions and expectations of our Company's future economic performance, taking into account the information currently available to them. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our Company's actual results, performance or financial condition to be materially different from the expectations we express or imply in any forward-looking statements. These statements often can be identified by use of the words "may," "will," "expects," "believes," "anticipates," "estimates," "projects," "potential," "approximate," or "continue." Some of the important factors and events that could cause our actual results, performance or financial condition to differ materially from our expectations include:

     --Results of use of our GTL Technology after scaling it up for use in commercial size gas conversion plants;

     --Acceptance by the energy industry of our GTL Technology;

     --Availability of large amounts of capital to us or our joint venturers or licensees to construct and operate plants using our GTL Technology and to implement our business plan;

     --Economic competitiveness of our GTL Technology with other means of producing synthetic liquid hydrocarbons and other fuels; and

     --Other risk factors described in this prospectus and in the documents incorporated by reference, and factors described under the headings, (Management(s Discussion and Analysis of Financial Condition and Results of Operations( and (Business( in the documents incorporated by reference.


                             USE OF PROCEEDS

     The proceeds from sale of the shares being offered by Selling Shareholders will be for their account, and we will not receive any proceeds from sales of common stock by them.

     If all the 975,500 shares underlying the warrants are exercised by selling shareholders, we would receive gross proceeds of $975,500. If all the 300,000 shares subject to the stock options are exercised by selling shareholders, we would receive gross proceeds of $180,000. From the total gross proceeds we would pay the expenses incurred in connection with registration of the shares. We estimate this will be $40,000. There are no commitments to exercise the warrants or the stock options so we do not know the amount of gross proceeds we might receive.

     We expect to apply any proceeds we receive from the exercise of the stock options and stock purchase warrants described in this prospectus, over the next two years, to further development of the Rentech GTL Technology, investments in projects to use the technology, and working capital. There is no assurance that the stock options and stock purchase warrants will be exercised or that we will be able to sell any additional shares of common stock.

     The previous information as to the use of the net offering proceeds represents our best estimate based upon current conditions as to how the net proceeds, if any, would be used. We reserve the right to revise the application of the net proceeds. Any amounts not used for these purposes will be used for general corporate purposes.

                           SELLING SHAREHOLDERS

     This prospectus may be used by the Selling Shareholders identified in this section who may be entitled to reoffer and resell of our common stock under circumstances requiring the use of a prospectus. No person will be authorized to use this prospectus for an offer of common stock unless we agree.

     Some of the Selling Shareholders purchased common stock from us and others acquired either stock options or stock purchase warrants which may be exercised to purchase from us shares of our common stock. The common stock and options and warrants to purchase common stock were issued by the Company in transactions that we reasonably believe to be exempt from the registration requirements of the Securities Act of 1933, as amended, to persons we reasonably believe to be "accredited investors" (as defined in Rule 501(a) of the Securities Act of 1933, as amended).

     Mid South Capital, Inc. and Neidiger Tucker Bruner, Inc. are broker dealers, and HKL FIN LLC is an affiliate of Schneider Securities, Inc., a broker-dealer. Each of the Selling Shareholders acquired these securities from us under their representations that they were purchasing the securities in the ordinary course of business, and at the time of their purchases of the securities to be resold, the Selling Shareholders had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The common stock owned by the Selling Shareholders and some of the shares of common stock underlying their stock options and warrants are being offered by the Selling Shareholders identified in the following table.

                                                                Number of Shares
                                                                       to be Beneficially Owned
                                                        Number of      On Completion of the
Name of                        Number of Shares         Shares That    Offering
Selling                        Beneficially Owned       May Be                                 % of
Shareholder                    Record       Indirect    Offered        Record      Indirect    Class
-----------------              ------       --------    ----------     ------      --------    -----
Fred H. Albert                   137,000        -         50,000         87,000      (-           *
Sherry Anderson                    -         10,500       10,500(1)       -          -            *
Jeffrey T. Benz                   50,000        -         50,000          -          -            *
Michael F. Boyd                  238,000        -        150,000         88,000      -            *
C. David Callaham              3,705,350    415,350      300,000      3,705,350      115,350    5.5%
Robert E. Coker                   51,700        -         37,300         14,400      -            *
J. Patrick Driver                  -          2,500        2,500(1)       -          -            *
DSN Enterprises, Ltd.              -        438,333      258,333(2)       -          180,000      *
Max Gould                         30,000     17,500       17,500(1)      30,000      -            *
HKL FIN, LLC                       -        118,334      118,334(1)       -          -            *
Jeffrey Holcomb                    -        144,125      144,125(1)       -          -            *
Robert D. Hoover                  20,000      6,667       26,667(3)       -          -            *
Leslie N. Johnson                165,000        -        100,000         65,000      -            *
Rex A. Johnson                    75,000     75,000       75,000(4)      75,000      -            *
Lo Family Ltd. Partnership     2,000,000        -      1,200,000      1,600,000      -            1.1%
Donna Maxwell                      -        478,000      478,000(1)       -          -            *
Mid South Capital, Inc.            -         48,041       48,041(1)       -          -            *
B.R. Moore                        45,000        -         45,000          -          -            *
B.R. Moore Construction           53,000        -         53,000          -          -            *
Karen Naughton                     -          1,500        1,500          -          -            *
Neidiger Tucker Bruner, Inc.       -        100,000      100,000(1)       -          -            *
Stanley E. Norfleet               32,000        -         25,000          7,000      -            *
Linda D. Nye                     100,000    100,000      100,000          -         100,000       *
Craig K. Olson                    25,000        -         25,000          -          -            *
Portland Fixtures Ltd.
  Partnership                    627,256  4,073,564    4,073,564(5)     627,256                   *
Ron Sanchez                        -         15,000       15,000(1)       -          -            *
Robert F. Schroepfer             570,000        -        200,000        370,000      (            *
Barry Shemaria                    20,000        -         20,000          -          -            *
David L. Simpson                 300,000        -        270,000         30,000      -            *
Karl Smith                       110,000        -         60,000         50,000      -            *
Sunup, Inc.                       61,700        -         61,700          -          -            *
Richard Taxman                   300,000        -         20,000        280,000      -            *
William H. and Annie L. Tobey    250,000        -         50,000        200,000      -            *
Elliot Upchurch                   39,500        -         39,500          -          -            *
Hawley A. and Joeann Woods       120,000        -         50,000         70,000      -            *
David Zimel                        -        825,967      198,711(5)       -         627,256       *
Louis Zimel                      326,000    825,967      198,711(5)     326,000     627,256       *
     Total:                                            8,672,986

*Less than 1%.(1)  Shares subject to warrants to purchase common stock at $1.00 per share expiring March 10, 2005.
(2)  Includes 33,333 shares subject to warrants to purchase common stock at $1.00 per share expiring March 10, 2005, 225,000 shares subject to stock options at prices ranging from
     $.55 to $.65, expiring March 31, 2005.
(3)  Includes 6,667 shares subject to warrants to purchase common stock at $1.00 per share expiring March 10, 2005.
(4)  Subject to stock options for purchase at prices ranging from $.55 to $.65 per share, expiring March 31, 2005.(5)  Shares subject to convertible promissory notes to convert the indebtedness into common stock in this number of shares at $0.50 of indebtedness per share expiring February 25, 2006.

      To the knowledge of the Company, none of the Selling Shareholders nor any officers, directors or employees of a Selling Shareholder have held any office, position or other material relationship with the Company, its predecessors or affiliates during the past three years; except that the holders of the stock purchase warrants and stock options listed in the previous table have served, and may continue to serve, as financial consultants to the Company or as placement agents for the Company(s private placement of its securities.

     Each Selling Shareholder has represented that he or it purchased the common stock for investment and with no present intention of distributing or reselling it unless registered for resale. However, in recognition of the fact that holders of restricted securities may wish to be legally permitted to sell their common stock when they deem appropriate, we have filed with the SEC a registration statement, of which this prospectus forms a part, for use with the resale of the common stock from time to time in the market or in privately negotiated transactions. We have agreed to prepare and file amendments and supplements to the registration statement and to use our best efforts to obtain effectiveness of the registration statement. We have also agreed to keep the registration statement effective until all the common stock offered with use of this prospectus has been sold, until the common stock is no longer, by reason of Rule 144 or Rule 144A adopted by the SEC or any other rule of similar effect, required to be registered for sale by the Selling Shareholders.


     Certain of the Selling Shareholders, their associates and affiliates may from time to time be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business
..


                          PLAN OF DISTRIBUTION

     The common stock offered by the Selling Shareholders may be sold from time to time directly to purchasers. Alternatively, the Selling
Shareholders may from time to time offer the common stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the
 Selling Shareholders or the purchasers of common stock for whom they may act as agents. The Selling Shareholders and any underwriters, broker/dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The common stock offered by the Selling Shareholders may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The sale of the common stock may be effected in transactions (which may involve crosses or block transactions)
(i) on any national or international securities exchange or quotation services on which the common stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers of agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers. Selling Shareholders may also sell their common stock pursuant to Rule 144 or Rule 144A under the Securities Act of 1933 if the requirements for the availability of such rules have been satisfied.

     To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the common stock may not be offered or sold unless it has been registered or qualified for sale in those jurisdictions or an exemption from registration or qualification is available and satisfied.

     The Selling Shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Those provisions may limit the timing of purchases and sales of any of the common stock by the Selling Shareholders. These limitations may affect the marketability of the common stock.

     All expenses of the registration of the common stock will be paid by the Company. This includes without limitation, SEC filing fees and expenses in compliance with state securities or "blue sky" laws; but the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. The Selling Shareholders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act of 1934, or will be entitled to contribution in connection therewith.

                             INDEMNIFICATION

     Our Articles of Incorporation provide that we shall indemnify to the extent permitted by Colorado law, any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official of the person, against expenses, including attorney fees, incurred by the person in connection with the proceeding if certain standards of the Colorado Business Corporation Act are met. These standards require that a director must have conducted himself or herself in good faith and reasonably believed that his or her conduct in an official capacity with the corporation was in our best interests, or in other cases, was at least not opposed to our best interests. Indemnification for liability under federal securities law is not limited by the Articles. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     Our Articles of Incorporation limit the liability of our directors and officers to the extent permitted by the Colorado Business Corporation Act. If the standards of the Colorado Business Corporation Act are met, our directors and officers will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

-  any breach of the duty of loyalty to us or our stockholders,

- acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

- dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions,

-  violations of certain laws, or

- any transaction from which the director derives an improper personal benefit.


               DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     The authorized capital stock of Rentech consists of 100,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $10 par value per share. A quorum for purposes of meetings of common shareholders consists of a majority of the issued and outstanding shares of common stock. Once a quorum is established, action of a routine nature may be taken by a majority of the shares represented in person or by proxy at the meeting. Most major corporate transactions such as mergers, consolidations, sales of all or substantially all assets, and certain amendments to the articles of incorporation require approval by the holders of two-thirds of the issued and outstanding shares of common stock entitled to vote. Our board of directors is authorized to issue shares of common stock and preferred stock without approval of shareholders. Shares of preferred stock may be issued in one or more series, the terms of which will be determined at the time of issuance by the board of directors without any requirement for shareholder approval. These rights may include voting rights, preferences as to dividends, and upon liquidation, conversion and redemption rights, and mandatory redemption provisions pursuant to sinking funds or otherwise.

     The board of directors has authority to issue additional shares of common stock, warrants and options to purchase common stock, and preferred shares convertible into shares of common stock. The board of directors has recently issued securities, including convertible promissory notes and warrants to purchase additional shares of common stock. See the previous section called "Recent Developments." Conversion of the promissory notes and exercise of the warrants now issued and others that may be issued, and issuance of additional shares of common stock or preferred stock convertible into common stock, would reduce the percentage ownership held by those who purchase shares of the common stock in this offering. That would also dilute the book value of those purchasers and others who are then shareholders.

     Our Articles of Incorporation contain several provisions that may make a takeover of the Company by a third party more difficult. These provisions include: (i) classification of its Board of Directors into three classes as nearly equal in size as practicable, with the members of only one class to be elected annually for a three-year term; (ii) directors may be removed without cause only with the approval of the holders of two-thirds of the outstanding voting power of all capital stock of the Company; (iii) special meetings of shareholders may be called only by the president, directors, or affirmative vote of 10% or more of the voting power of the outstanding capital stock of the Company; and (iv) approval by the holders of two-thirds of the voting power of the outstanding capital stock of the Company is required for certain business combinations of the Company with any holder of more than 10% of such voting power or an affiliate of any such holder unless the transaction is either approved by at least a majority of the uninterested and unaffiliated members of the Company's board of directors or unless certain minimum price and procedural requirements are met designed to assure that all shareholders of the Company receive a fair price for their shares.

     We also have a shareholder rights plan that authorizes issuance to existing shareholders of substantial numbers of preferred shares rights or shares of common stock in the event a third party seeks to acquire control of a substantial block of our common stock. These provisions could deter an offer by a third party for the purchase of some or all of our outstanding securities and could have the effect of entrenching management. Pursuant to the shareholder rights plan, we amended our Articles of Incorporation to authorize the issuance of rights to 500,000 shares of Series 1998-C Participating Cumulative Preferred Stock. In the event that a person acquires 15% or more of the shares of our common stock, the holders of common stock at that time have the right to receive 1/100 of a share of Series 1998-C Participating Cumulative Preferred Stock for each share of common stock owned by such person. The holders of this preferred stock are entitled to dividends in the event that we declare a dividend or distribution on the common stock. The holders of the Series 1998-C Participating Cumulative Preferred Stock would be entitled to vote on all matters submitted to a vote of our shareholders. Whenever dividends on the Series 1998-C Participating Cumulative Preferred Stock are in arrears for six quarterly dividends, the holders of such stock (voting as a class) would have the right to elect two directors. While shares of our Series 1998-B Preferred Stock are outstanding, no dividends may be paid on the common stock unless dividends on the those preferred shares have been paid. No shares of common stock may be purchased or funds set aside for that purpose by us except in amounts of less than $100,000 per year until all cumulative dividends have been paid in full. No share rights or shares of common stock have been issued under the Shareholder Rights Plan.

     The shares of common stock covered by this prospectus are fully paid and nonassessable. Holders of common stock have no preemptive rights. Each stockholder is entitled to one vote for each share of common stock held of record by such stockholder. Shareholders have no right to cumulate votes for election of directors. Upon liquidation of the Company, the assets then legally available for distribution to holders of the common stock will be distributed ratably among those shareholders in proportion to their stock holdings. Holders of common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for dividends. We have not paid dividends on our common stock since our inception in 1981. We currently intend to retain any earnings for the future operation and development of our business and do not anticipate paying dividends in the foreseeable future. Any future dividends may be restricted by the terms of outstanding preferred stock and other financing arrangements then in effect.


                              LEGAL MATTERS

     Brega & Winters, P.C., 1700 Lincoln Street, Suite 2222, Denver, Colorado 80203 has rendered an opinion as to the legality of the common stock subject to this prospectus. A lawyer associated with Brega & Winters P.C. beneficially owns 283,052 shares of the Company's common stock.


                                  EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                         DELIVERY OF PROSPECTUS

     All dealers effecting transactions in the shares offered by this prospectus---whether or not participating in the offering---may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions, if any.


                   WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act, and we file reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and information or other information we file at the SEC(s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, NW., Washington, D.C. 20549, and at the SEC(s Regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 233 Broadway, New York, NY 10279 after payment of fees prescribed by the SEC. Please call the SEC at 1800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains a Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to Rentech and our common stock offered hereby, reference is made to the Registration Statement and the exhibits filed as a part of the registration statement.
 The registration statement, including exhibits to it, may be inspected without charge at the locations described above, or obtained upon payment of fees prescribed by the SEC.

     The Securities and Exchange Commission also allows us to (incorporate by reference( information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document, or any future filings with the Securities and Exchange Commission made under Sections 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934.

     This prospectus incorporates by reference the documents listed below:

*  Annual Report on Form 10-K, for the fiscal year ended September 30,
2001.

* Amendment One to Annual Report on Form 10-K/A for the fiscal year ended September 30, 2001.

*  Current Report on Form 8-K filed October 30, 2001.

*  Current Report on Form 8-K filed April 5, 2001.

*  Amendment One to Current Report on Form 8-K/A filed July 10, 2002.

*  Current Report on Form 8-K filed August 21, 2002.

*  Current Report on Form 8-K filed November 12, 2002.

*  Quarterly Report on Form 10-Q for the quarter ended December 31, 2001.

* Amendment One to Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2001.

*  Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

* Amendment One to Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2002.

*  Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

* Amendment One to Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2002.

*  Proxy Statement on Schedule 14A dated January 25, 2002.

* The description of capital stock contained in our Form 8-A dated April 4, 2000 and filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating the description.

* The description of preferred stock purchase rights contained in our Form 8-A dated November 18, 1998 and filed with the SEC under Section 12(g) of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating the description.

* In addition, all documents subsequently filed by Rentech pursuant to Sections 13(a), 13c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference herein from their respective dates of filing.

     You may request, in writing or orally, a copy of any filings incorporated by reference in this prospectus from us at no cost by contacting:

     Mark Koenig
     Investor Relations
     Rentech, Inc.
     1331 17th Street, Suite 720
     Denver, CO 80202
     Telephone:  (303) 298-8008
     Internet Address:  http://www.rentechinc.com

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date set forth on the front cover.











                               (2 columns)

                                RENTECH, INC.


                                  [design]


                               8,672,986 Shares
                                 Common Stock

                         P  R  O  S  P  E  C  T  U  S

                            _______________, 2002


                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
Registration Fee - Securities and Exchange Commission            $   446.85
Legal Fees and Disbursements*                                     35,000.00
Accounting Fees and Disbursements*                                 9,500.00
Legal Fees and Expenses in Connection with Blue Sky Filings*       4,000.00
Miscellaneous*                                                       495.64
                                                                 ----------
     Total                                                       $49,442.49
                                                                 ==========
--------------

* Estimated.

Item 15.  Indemnification of Directors and Officers.

     Colorado law provides Rentech broad powers to indemnify its directors, officers and agents against liabilities they may incur in those capacities.

     Rentech has the power under the Colorado Business Corporation Act to indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of Rentech or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection therewith if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In case of an action brought by or in the right of Rentech, these persons are similarly entitled to indemnification if they acted in good faith and in a manner reasonably believed to be in the best interests of Rentech but no indemnification shall be made if such person was adjudged to be liable for negligence or misconduct in the performance of his duty to Rentech unless and to the extent the court in which the action or suits was brought determines upon application that despite the adjudication of liability, in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification. Indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

      The Articles of Incorporation and Bylaws of Registrant generally require indemnification of officers and directors to the extent allowed by law.


Item 16.  Exhibits.

The following exhibits are filed as part of this Registration Statement or incorporated in it by reference:

Exhibit
Number    Description of Exhibit
------    --------
2.1       Stock Purchase Agreement dated August 1, 2001 between
          Rentech and REN Corporation (incorporated by reference
          from the exhibits to Rentech's Form 10-K filed with the
          Securities and Exchange Commission on December 28, 2001).

3.1       Restated and Amended Articles of Incorporation, dated
          January 4, 1991 (incorporated herein by reference from the exhibits to Amendment No. 2 to Registrant's Form
          S-18 Registration Statement No. 33-37150-D filed with the
          Securities and Exchange Commission on January 18, 1991).

3.2 Articles of Amendment dated April 5, 1991 to the Restated and Amended Articles of Incorporation (incorporated herein by reference from the exhibits to Registrant's Current
          Report on Form 8-K dated August 10, 1993 filed with the
          Securities and Exchange Commission).

3.3       Articles of Amendment dated January 26, 1998 to Articles of
          Incorporation-Preferences, Limitations and Relative Rights of Convertible Stock, Series 1998-B of Rentech, Inc.
          (incorporated herein by reference from Exhibit No. 3.(I).2 to Registrant's Form 10-KSB filed with the SEC on January 13,
          1999).

3.4       Articles of Amendment dated December 4, 1998 to Articles of
          Incorporation-Designation, Preferences and Rights of Series
          1998-C Participating Cumulative Preference Stock of Rentech,
          Inc. pertaining to its Shareholder Rights Plan (incorporated herein by reference from Exhibit No. 3.(I).4 to Registrant's
          Form 10-KSB filed with the Securities and Exchange Commission on January 13, 1999).

3.5 Bylaws dated January 19, 1999 (incorporated herein by reference from Exhibit No. EX-3.(ii) to Registrant's Form 10-KSB filed with the Securities and Exchange Commission on January 12,
          2000).

4.1 Shareholder Rights Plan dated November 10, 1998 (incorporated herein by reference from the exhibits to Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 10, 2002).

4.2 Form of convertible promissory note issued under the 2002 private placement of convertible promissory notes (incorporated by reference from Registration Statement Amendment No. Two
          Registration Statement No. 333-85682) filed on October 28, 2002).

4.3 Form of Stock Purchase Warrant issued under the 2002 private placement of securities (incorporated by reference from Registration Statement Amendment No. Two (Registration Statement
          No. 333-85682) filed on October 28, 2002).

4.4 Form of Registration Rights Agreement issue under the 2002 private placement of securities (incorporated by reference from Registration Statement Amendment No. Two (Registration
          Statement No. 333-85682) filed on October 28, 2002).

4.5 Form of Nonstatutory Stock Option Agreement (incorporated by reference from Registration Statement Amendment No. Two
         (Registration Statement No. 333-85682) filed on October 28, 2002).

5         Opinion of Brega & Winters, P.C.

10.2 1990 Stock Option Plan (incorporated by reference from the exhibits to the Company's Registration Statement
          No. 33-37150-D on Form S-18).

10.3 1994 Stock Option Plan (incorporated by reference from the exhibits to Post-Effective Registration Amendment
          No. 5 to Registrant's Form S-18 on Form SB-2 Registration
          Statement No. 33-37150-D).

10.4 1996 Stock Option Plan (incorporated by reference from the exhibits to Registrant's Current Report on Form 8-K dated December 18, 1996).

10.5 Form of Employment Contracts with certain executive officers (incorporated by reference from the exhibits to Registrant's Report on Form 8-K dated November 14, 1994).

10.6      Employment Contract with executive officer of subsidiary
          REN Corporation (incorporated by reference from the exhibits to Rentech's Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 28, 2001).

10.7      Technical Services Agreement dated June 14, 1999 between
          Rentech and Texaco Energy Systems, Inc. (incorporated by reference from the exhibits to Rentech's Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 28, 2001).

10.9      Services Contract with Wyoming Business Council dated
          January 30, 2001 (incorporated by reference from Registration
          Statement Amendment No. Two (Registration Statement No.
          333-85682)filed on October 28, 2002).

10.10     Marketing Agreement with Comart dated July 22, 2000
          (incorporated by reference from Registration Statement
          Amendment No. Two (Registration Statement No. 333-85682) filed on October 28, 2002).

10.11     Letter Agreement with BC Projectos dated March 4, 1999
          (incorporated by reference from Registration Statement
          Amendment No. Two (Registration Statement No. 333-85682) filed on October 28, 2002).

10.12     Letter of Intent with Pertamina dated October 2, 2001
          (incorporated by reference from Registration Statement Amendment
          No. Two (Registration Statement No. 333-85682) filed on October
          28, 2002).

10.13     Letter of Intent with Oroboros AB dated September 29, 1999
          (incorporated by reference from Registration Statement Amendment
          No. Two (Registration Statement No. 333-85682) filed on
           October 28, 2002).

10.14      Memorandum of Understanding with GTL Bolivia, S.A. dated
           June 22, 2001 (incorporated by reference from Registration
           Statement Amendment No. Two (Registration Statement No.
           333-85682) filed on October 28, 2002).

10.15      Memorandum of Understanding with Jacobs Engineering U.K.
           Limited dated July 15, 1999 (incorporated by reference from
           Registration Statement Amendment No. Two (Registration
          Statement No. 333-85682) filed on October 28, 2002).

10.16     Agreement with Petrie Parkman & Co. dated May 10, 2001
          (incorporated by reference from Registration Statement Amendment
          No. Two (Registration Statement No. 333-85682) filed on
          October 28, 2002).

10.17     Guaranty for Sand Creek Energy, LLC dated December 31, 1999
          (incorporated by reference from Registration Statement Amendment
           No. Two (Registration Statement No. 333-85682) filed on October
           28, 2002).

10.18 Employment Agreement with Charles B. Benham (incorporated by reference from Registration Statement Amendment No. Two
          (Registration Statement No. 333-85682) filed on October 28,
          2002).

10.19 Employment Agreement with Mark S. Bohn (incorporated by reference from Registration Statement Amendment No. Two (Registration
          Statement No. 333-85682) filed on October 28, 2002).

10.20 Employment Agreement with Ronald S. Butz (incorporated by reference from Registration Statement Amendment No. Two
          (Registration Statement No. 333-85682) filed on October 28,
          2002).

10.21 Employment Agreement with James P. Samuels (incorporated by reference from Registration Statement Amendment No. Two
          (Registration Statement No. 333-85682) filed on October 28,
           2002).

10.22 Employment Agreement with Dennis L. Yakobson (incorporated by reference from Registration Statement Amendment No. Two
          (Registration Statement No. 333-85682) filed on October 28,
          2002).

23.1      Consent of Independent Certified Public Accountants
          (incorporated by reference from Registration Statement Amendment
          No. Two (Registration Statement No. 333-85682) filed on October
          28, 2002).

23.2      Consent of Brega & Winters P.C. (included in Exhibit 5).

24        General Power of Attorney (incorporated by reference from
          Registration Statement Amendment No. One (Registration
          No. 333-85682) filed on August 13, 2002).

Item 17.  Undertakings.

I.     (a)  The undersigned Registrant hereby undertakes:

               (1)  To file, during any period in which
               offers or sales are being made, a
               post-effective amendment to this Registration
               Statement:

                    (i)  to include any prospectus required
                         by Section 10(a)(3) of the Securities
                         Act of 1933;

                   (ii)  to reflect in the prospectus any
                         facts or events arising after the
                         effective date of the Registration
                         Statement (or the most recent
                         post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 14th day of November, 2002.

                            RENTECH, INC.

                             /s/ Dennis L. Yakobson
                       By:  ---------------------------------
                            Dennis L. Yakobson, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                       Date

/s/ DENNIS L. YAKOBSON
----------------------    President, Chief Executive  November 14, 2002
Dennis L. Yakobson        Officer and Director

/s/ RONALD C. BUTZ
----------------------    Vice President, Chief       November 14, 2002
Ronald C. Butz            Operating Officer,
                          Secretary and Director

/s/ JOHN P. DIESEL
----------------------    Director                    November 14, 2002
John P. Diesel, by
Dennis L. Yakobson as
attorney in fact

/s/ JAMES P. SAMUELS
----------------------    Vice President - Finance,   November 14, 2002
James P. Samuels          Chief Financial Officer

/s/ JOHN J. BALL
----------------------    Director                    November 14, 2002
John J. Ball, by
Dennis L. Yakobson as
attorney in fact

/s/ DOUGLAS S. SHEERAN
----------------------    Director                    November 14, 2002
Douglas L. Sheeran by
Dennis L. Yakobson as
Attorney in fact

/s/ ERICH W. TIEPEL
----------------------    Director                    November 14, 2002
Erich W. Tiepel, by
Dennis L. Yakobson as
Attorney in fact






                         EXHIBIT INDEX

CAPTION>
Exhibit
Number     Document
2.1     Stock Purchase Agreement dated August 1, 2001 between Rentech and REN Corporation (incorporated by reference from the exhibits to Rentech's Form 10-K filed with the Securities and Exchange
        Commission on December 28, 2001).

3.1     Restated and Amended Articles of Incorporation, dated
        January 4, 1991 (incorporated herein by reference from the exhibits to Amendment No. 2 to Registrant's Form S-18 Registration Statement
        No. 33-37150-D filed with the Securities and Exchange Commission on January 18, 1991).

3.2     Articles of Amendment dated April 5, 1991 to the Restated and
        Amended Articles of Incorporation (incorporated herein by reference from the exhibits to Registrant's Current Report on Form 8-K dated
        August 10, 1993 filed with the Securities and Exchange Commission).

3.3     Articles of Amendment dated January 26, 1998 to Articles of
        Incorporation-Preferences, Limitations and Relative Rights of
        Convertible Stock, Series 1998-B of Rentech, Inc. (incorporated herein by reference from Exhibit No. 3.(I).2 to Registrant's Form
        10-KSB filed with the SEC on January 13, 1999).

3.4     Articles of Amendment dated December 4, 1998 to Articles of
        Incorporation-Designation, Preferences and Rights of Series
        1998-C Participating Cumulative Preference Stock of Rentech,
        Inc. pertaining to its Shareholder Rights Plan (incorporated herein by reference from Exhibit No. 3.(I).4 to Registrant's
        Form 10-KSB filed with the Securities and Exchange Commission on January 13, 1999).

3.5 Bylaws dated January 19, 1999 (incorporated herein by reference from Exhibit No. EX-3.(ii) to Registrant's Form 10-KSB filed with the Securities and Exchange Commission on January 12, 2000).

4.1 Shareholder Rights Plan dated November 10, 1998 (incorporated herein by reference from the exhibits to Current Report on Form
        8-K/A filed with the Securities and Exchange Commission on July 10, 2002).

4.2 Form of Convertible Promissory Note issued under the 2002 private placement of convertible promissory notes (incorporated by reference from Registration Statement Amendment No. Two
        (Registration Statement No. 333-85682) filed on October 28, 2002).

4.3 Form of Warrant issued under the 2002 private placement of securities (incorporated by reference from Registration Statement
        Amendment No. Two (Registration Statement No. 333-85682) filed on
        October 28, 2002).

4.4 Form of Registration Rights Agreement (incorporated by reference from Registration Statement Amendment No. Two (Registration
        Statement No. 333-85682) filed on October 28, 2002).

4.5 Form of Nonstatutory Stock Option Agreement (incorporated by reference from Registration Statement Amendment No. Two
        (Registration Statement No. 333-85682) filed on October 28, 2002).

5       Opinion of Brega & Winters, P.C.

10.2 1990 Stock Option Plan (incorporated by reference from the exhibits to the Company's Registration Statement
        No. 33-37150-D on Form S-18).

10.3 1994 Stock Option Plan (incorporated by reference from the exhibits to Post-Effective Registration Amendment
        No. 5 to Registrant's Form S-18 on Form SB-2 Registration
        Statement No. 33-37150-D).

10.4 1996 Stock Option Plan (incorporated by reference from the exhibits to Registrant's Current Report on Form 8-K dated December 18, 1996).

10.5 Form of Employment Contracts with certain executive officers (incorporated by reference from the exhibits to Registrant's Report on Form 8-K dated November 14, 1994).

10.6    Employment Contract with executive officer of subsidiary
        REN Corporation (incorporated by reference from the exhibits to Rentech's Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 28, 2001).

10.7    Technical Services Agreement dated June 14, 1999 between
        Rentech and Texaco Energy Systems, Inc. (incorporated by reference from the exhibits to Rentech's Annual Report on Form 10-K filed with the Securities and Exchange Commission
        On December 28, 2001).

10.9    Services Contract with Wyoming Business Council dated
        January 29, 2001 (incorporated by reference from Registration
        Statement Amendment No. Two (Registration Statement No. 333-85682) filed on October 28, 2002).

10.10 License Agreement with Co-Mart dated July 22, 2000 (incorporated by reference from Registration Statement Amendment No. Two
       (Registration Statement No. 333-85682) filed on October 28, 2002).

10.11   Letter Agreement with BC Projectos dated March 4, 1999
        (incorporated by reference from Registration Statement Amendment
        No. Two (Registration Statement No. 333-85682) filed on October
        28, 2002).

10.12   Joint Study Agreement with Pertamina dated October 2, 2001
        (incorporated by reference from Registration Statement Amendment
        No. Two (Registration Statement No. 333-85682) filed on October 28,
        2002).

10.13   Letter of Intent with Oroboros AB dated September 29, 1999
        (incorporated by reference from Registration Statement Amendment
        No. Two (Registration Statement No. 333-85682) filed on October 28,
        2002).

10.14   Memorandum of Understanding with GTL Bolivia, S.A. dated
        June 22, 2001 (incorporated by reference from Registration
        Statement Amendment No. Two (Registration Statement No. 333-85682) filed on October 28, 2002).

10.15   Memorandum of Understanding with Jacobs Engineering U.K.
        Limited dated July 15, 1999 (incorporated by reference from
        Registration Statement Amendment No. Two (Registration Statement
        No. 333-85682) filed on October 28, 2002).

10.16   Agreement with Petrie Parkman & Co. dated May 10, 2001
        (incorporated by reference from Registration Statement Amendment
        No. Two (Registration Statement No. 333-85682) filed on October 28,
        2002).

10.17   Guaranty for Sand Creek Energy, LLC dated December 31, 1999
        (incorporated by reference from Registration Statement Amendment
        No. Two (Registration Statement No. 333-85682) filed on October
        28, 2002).

10.18 Employment Agreement with Charles B. Benham (incorporated by reference from Registration Statement Amendment No. Two
        (Registration Statement No. 333-85682) filed on October 28, 2002).

10.19 Employment Agreement with Mark S. Bohn (incorporated by reference from Registration Statement Amendment No. Two (Registration
        Statement No. 333-85682) filed on October 28, 2002).

10.20 Employment Agreement with Ronald C. Butz (incorporated by reference from Registration Statement Amendment No. Two (Registration
        Statement No.  333-85682) filed on October 28, 2002).

10.21 Employment Agreement with James P. Samuels (incorporated by reference from Registration Statement Amendment No. Two
       (Registration Statement No. 333-85682) filed on October 28, 2002).

10.22 Employment Agreement with Dennis L. Yakobson (incorporated by reference from Registration Statement Amendment No. Two
        (Registration Statement No. 333-85682) filed on October 28, 2002).

23.1 Consent of Independent Certified Public Accountants (incorporated by reference from Registration Statement Amendment No. Two
        (Registration Statement No. 333-85682) filed on October 28, 2002).

23.2    Consent of Brega & Winters P.C. (included in Exhibit 5).

24      General Power of Attorney (incorporated by reference from
        Registration Statement Amendment No. One (Registration
        No. 333-85682) filed on August 13, 2002).

11